UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Strategic Storage Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-193480

Maryland	46-2335760
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As reported earlier, on October 26, 2015, Strategic Storage Growth Trust, Inc. (the “Registrant”) entered into a purchase and sale contract to acquire four self storage facilities (the “Arrington Portfolio”) from an unaffiliated third party consisting of a total of approximately 1,840 units and 279,700 net rentable square fee and located in San Antonio, Texas (two self storage facilities); Kingwood, Texas; and Aurora, Colorado.

On December 17, 2015, the Registrant closed on three self storage facilities located in both Texas and Colorado representing the first phase (the “First Phase”) of the purchase of the Arrington Portfolio for a purchase price of approximately $26.69 million, plus closing costs and acquisition fees, which was funded, by a combination of a draw of approximately $20.5 million under the Registrant’s credit facility (the “KeyBank Facility”) with KeyBank National Association (“KeyBank”), as described further in Item 2.03 below, and the remainder from the proceeds of the Registrant’s public offering. The Registrant incurred acquisition fees of approximately $467,000 in connection with the acquisition of the First Phase of the Arrington Portfolio. The three properties in the First Phase consist of approximately 1,400 units and approximately 196,300 net rentable square feet of storage space.

A summary of the properties acquired in the First Phase of the Arrington Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units	Physical Occupancy(1)
San Antonio I – TX	8239 Broadway, San Antonio, TX 78209	$12,290,000	1998	76,700	490	91.2%
Kingwood – TX	1671 Northpark Drive, Kingwood, TX 77339	$8,460,000	2001	60,100	470	84.8%
Aurora – CO	500 Laredo, Aurora, CO 80011	$5,940,000	2015	59,500	440	56.7%

TOTAL		$26,690,000		196,300	1,400

(1)	Represents the occupied square feet divided by the total rentable square feet as of December 16, 2015.

SS Growth Property Management, LLC, a subsidiary of SmartStop Asset Management, LLC, the sponsor of the Registrant, will serve as the property manager of the three properties acquired in the First Phase of the Arrington Portfolio and has entered into sub-property management agreements with a subsidiary of Extra Space Storage, Inc. who will manage the three properties. SS Growth Property Management, LLC will be paid management fees in an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties in the First Phase of the Arrington Portfolio and SS Growth Property Management, LLC will, in turn, pay the sub-property manager an amount equal to the greater of $2,500 per month or 6% of the gross monthly revenues collected from the properties acquired in the First Phase of the Arrington Portfolio, except for the months of January and July each year.

The Registrant expects the acquisition of the remaining property of the Arrington Portfolio located in San Antonio, Texas to close in January 2016. The Registrant expects to fund the purchase of this property with a combination of proceeds from an additional draw under the KeyBank Facility and proceeds from the Registrant’s public offering.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the terms of the Registrant’s existing credit facility (the “KeyBank Facility”) with KeyBank National Association (“KeyBank”), the maximum amount available to the Registrant under the KeyBank Facility was initially $20 million. The KeyBank Facility is governed by the credit agreement with KeyBank (the “Credit Agreement”). On December 17, 2015, the Registrant’s operating partnership, SS Growth Operating Partnership, L.P. (the “Operating Partnership”), and certain property-owning special purpose entities wholly-owned by the Operating Partnership, entered into an Amendment to the Credit Agreement (the “Amendment”), whereby KeyBank agreed to lend the Registrant up to $40 million total under the KeyBank Facility.

In addition, the Amendment permits the Registrant to borrow up to an additional $6.25 million (the “Additional Borrowing”) within 120 days following closing of the First Phase (the “Adjustment Period”), for a total potential borrowing amount of $46.25 million during the Adjustment Period. Pursuant to the Amendment, the Registrant must repay the Additional Borrowing by the end of the Adjustment Period. To date, the total amount borrowed under the KeyBank Facility is $38.3 million.

Normally, borrowings under the KeyBank Facility bear interest at the Registrant’s option of either (i) LIBOR plus 325 basis points, or (ii) Base Rate plus 225 basis points. Base Rate is the greater of (i) Agent Prime or (ii) the Fed Funds rate plus 0.50%. However, borrowings made during the Adjustment Period bear interest at the Registrant’s option of either (x) LIBOR plus 375 basis points, or (y) Base Rate plus 275 basis points. The Borrower elected to have LIBOR plus 375 basis points apply to the draw related to the First Phase, which equated to an initial interest rate of approximately 4.1%.

The Amendment modified certain covenants contained in the Credit Agreement, including the following (capitalized terms are as defined in the Amendment and the Credit Agreement):

•	The aggregate borrowing base availability under the KeyBank Credit Facility is limited to the lesser of: (1) during the Adjustment Period, sixty five percent (65%) of the Pool Value of the Mortgaged Properties, and at all other times fifty-five percent (55%) of the Pool Value of the Mortgaged Properties, or (2) during the Adjustment Period, a loan amount which would provide a Pool Debt Yield of no less than nine percent (9%), and at all other times a loan amount which would provide a minimum Debt Service Coverage Ratio of no less than 1.35 to 1.0.

•	The Amendment contains the following financial covenants, calculated as of the close of each fiscal quarter:

•	a Total Leverage Ratio no greater than sixty-five percent (65%) during the Adjustment Period and at all other times no greater than sixty percent (60%);

•	an Interest Coverage Ratio of not less than 1.65:1.00 during the Adjustment Period, and thereafter 1.75:1.00 through the quarter ending June 30, 2016, and increasing to 1.85:1.00 as of September 30, 2016 and on each quarter end thereafter;

•

a ratio of (i) the Indebtedness that bears interest at a varying rate of interest or that does not have the interest rate fixed, capped or swapped pursuant to a Hedging Agreement (excluding any such Indebtedness constituting the increased

Commitment hereunder during the Adjustment Period) to (ii) the sum of the Indebtedness (excluding the increased Commitment hereunder during the Adjustment Period), not in excess of thirty percent (30%); and

•	during the Adjustment Period, a Loan to Value Ratio of not greater than sixty-five percent (65%) and at all other times a Loan to Value Ratio of not greater than fifty-five percent (55%).

The Amendment also allows the Registrant more flexibility with regard to incurring recourse debt. The Registrant may incur a maximum aggregate amount of recourse debt of 15% of its Total Asset Value (as the term is defined in the Amendment) prior to December 31, 2017, and a maximum aggregate amount of 10% of its Total Asset Value thereafter.

During the Curtailment Period (as that term is defined in the Amendment), the Registrant and the Operating Partnership must apply all proceeds from all asset sales and refinancing as well as all net proceeds of equity issuances to pay down the outstanding principal balance on the KeyBank Facility to an aggregate amount of the lesser of either $40 million or the borrowing base available calculated in accordance with the covenants that are applied outside of the Adjustment Period.

The foregoing discussions of the Arrington Portfolio, the KeyBank Facility, the Amendment, and the Additional Borrowing are qualified in their entirety by the Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Registrant hereby confirms that it intends to file the required financial statements on or before March 2, 2016 by amendment to this Form 8-K.

(b)	Pro Forma Financial Information.

See paragraph (a) above.

(d)	Exhibits.

10.1 Second Amendment to Credit Agreement with KeyBank National Association

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE GROWTH TRUST, INC.

Date: December 22, 2015	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President and Chief Financial Officer